July 19, 2006                              Mr. Richard G. Spencer
                                           President and Chief Executive Officer
                                           (412) 367-3300
                                           E-mail: rspencer@fidelitybank-pa.com



                        FIDELITY BANCORP, INC. ANNOUNCES
                        --------------------------------
                             THIRD QUARTER EARNINGS
                             ----------------------


PITTSBURGH, PA - July 19, 2006 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (NASDAQ: FSBI), the holding company for Fidelity Bank today announced third quarter earnings for the three-month period ended June 30, 2006. Net income for the period was $969,000 or $.32 per share (diluted), compared to $941,000 or $.31 per share (diluted) in the prior year quarter. The Company's annualized return on average assets was .54% and return on average equity was 9.25% compared to .57% and 9.03% respectively, for the same period in the prior year. For the nine-month period ended June 30, 2006, net income was $2.92 million, or $.95 per share (diluted), compared to $2.91 million or $.95 per share (diluted) in the prior year period. Annualized return on assets was .55% and return on equity was 9.27% for the fiscal 2006 period, compared to .60% and 9.27%, respectively, for the same period in the prior year.

Net interest income before provision for loan losses decreased $78,000 or 2.3% to $3.40 million for the three-month period ended June 30, 2006, compared to $3.47 million in the prior year period. For the nine months ended June 30, 2006, net interest income before provision for loan losses decreased $319,000 or 3.1% to $10.11 million, compared to $10.43 million in the prior year period.

The provision for loan losses decreased to $125,000 for the quarter ended June 30, 2006 compared to $225,000 for the quarter ended June 30, 2005, and decreased to $250,000 for the nine-months ended June 30, 2006, compared to $425,000 in the prior year period. The decrease for both periods primarily results from decreased levels of charge-offs. Net charge-offs for the quarter ending June 30, 2006 were $92,000 compared to $128,000 during the prior quarter. Net charge-offs for the nine-months ending June 30, 2006 were $214,000 compared to $494,000 during the prior period. Approximately $334,000 of commercial business loans was charged-off during the first and third quarters of fiscal 2005; similar losses were not incurred in the same periods in fiscal 2006. Non-performing loans and foreclosed real estate were .52% of total assets at June 30, 2006, and the allowance for loan losses was 79.1% of non-performing loans at that date.

Other income decreased $9,000 or 1.0% to $931,000 for the quarter ended June 30, 2006 compared to $940,000 for the same period last year. For the nine months ended June 30, 2006, other income was $2.78 million, a decrease of $76,000 or 2.7% over the prior year period. The decrease for the current quarter reflects a decrease in loan service charges and fees of $24,000, a decrease in deposit service charges and fees of $18,000, and a decrease in other operating income of $18,000, partially offset by increased gains on the sale of investment securities of $51,000. The decrease for the nine-month period ended June 30, 2006 primarily relates to a decrease in loan service charges and fees of $51,000 and decreased gains on the sale of investment securities of $126,000, partially offset by an increase in other operating income of $91,000.

Operating expenses for the quarter ended June 30, 2006, increased $51,000 or 1.7% to $3.00 million compared to $2.95 million for the comparable prior year period. The operating expense increase for the three-month period ended June 30, 2006 is attributed to an increase in compensation and benefits expense of $60,000 and an increase in the net loss on foreclosed real estate of $51,000, partially offset by a decrease in depreciation and amortization of $23,000 and a decrease in other operating expenses of $29,000. For the nine-month period in this fiscal year, operating expenses decreased $145,000 or 1.6% to $9.05 million, compared to $9.19 million in the prior year period. Included in other operating expenses for the nine month period ended June 30, 2005, was a pre-tax charge of $430,000 incurred during the quarter ended March 31, 2005 related to a check kiting fraud discovered in March attributable to one business customer. The customer was unable to provide restitution or adequate collateral at that time; however, as of June 30, 2006 approximately $22,000 has been recovered. The operating expense decrease for the nine-month period ended June 30, 2006 is also attributed to a decrease in depreciation and amortization of $48,000 and a decrease in other operating expenses of $62,000, partially offset by increased compensation and benefits expense of $283,000, an increase in office occupancy and equipment expense of $47,000, and an increase in net loss on foreclosed real estate of $72,000.

Provision for income taxes decreased $66,000 or 22.0% to $234,000 for the quarter ended June 30, 2006 compared to $300,000 for same period last year. For the nine months ended June 30, 2006, the provision for income taxes decreased $83,000 or 11.0% to $672,000 compared to $755,000 for the same period last year. The decrease for both periods is primarily attributed to lower pre-tax income as well as a lower effective tax rate.

Total assets were $728.1 million at June 30, 2006, an increase of $50.3 million or 7.4% compared to September 30, 2005, and an increase of $57.5 million or 8.6% compared to June 30, 2005. Net loans outstanding increased $73.0 million or 21.1% to $419.1 million at June 30, 2006 as compared to September 30, 2005, and increased $93.3 million or 28.7% as compared to June 30, 2005. Deposits increased $53.1 million to $419.9 million at June 30, 2006 as compared to September 30, 2005, and increased $52.8 million or 14.4% as compared to June 30, 2005. Short-term borrowings decreased $41.2 million to $69.9 million at June 30, 2006 as compared to September 30, 2005, and decreased $20.7 million as compared to June 30, 2005. Long-term debt increased $33.3 million at June 30, 2006 as compared to September 30, 2005, and increased $23.8 million as compared to June 30,

2005. Stockholders' equity was $41.7 million at June 30, 2006, compared to $42.0 million at September 30, 2005 and $42.3 million at June 30, 2005.

The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.
                                                  --------------------------
Fidelity Bancorp, Inc. is the holding company for Fidelity Bank, a Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

Fidelity Bancorp, Inc. and Subsidiaries
Income Statement for the Three and Nine Months Ended
June 30, 2006 and 2005 - Unaudited
(In thousands, except per share data)

                                           Three Months Ended  Nine Months Ended
                                           ------------------  -----------------
                                               June 30,            June 30,
                                               --------            --------
                                             2006      2005      2006      2005
                                           -------   -------   -------   -------
Interest income:
    Loans                                  $ 6,255   $ 4,779   $17,634   $13,729
    Mortgage-backed securities               1,258     1,358     3,882     4,096
    Investment securities                    2,049     1,864     5,835     5,534
    Deposits with other institutions             5         2        18         5
                                           -------   -------   -------   -------
       Total interest income                 9,567     8,003    27,369    23,364
                                           -------   -------   -------   -------

Interest expense:
    Savings deposits                         2,958     1,966     7,727     5,659
    Borrowed funds                           2,992     2,391     8,906     6,803
    Subordinated debt                          221       172       627       474
                                           -------   -------   -------   -------
       Total interest expense                6,171     4,529    17,260    12,936
                                           -------   -------   -------   -------

Net interest income before provision
       for loan losses                       3,396     3,474    10,109    10,428
Provision for loan losses                      125       225       250       425
                                           -------   -------   -------   -------
Net interest income after provision
    for loan losses                          3,271     3,249     9,859    10,003
                                           -------   -------   -------   -------
Other income:
    Loan service charges and fees               77       101       216       267
    Gain on sale of investment
       and mortgage-backed securities          130        79       341       467
    Gain on sale of loans                       11        11        29        25
    Deposit service charges and fees           333       351     1,023     1,017
    Other operating income                     380       398     1,167     1,076
                                           -------   -------   -------   -------
       Total other income                      931       940     2,776     2,852
                                           -------   -------   -------   -------

Operating expenses:
    Compensation and benefits                1,977     1,917     5,838     5,555
    Office occupancy and equipment             259       266       849       802
    Depreciation and amortization              156       179       501       549
    Federal insurance premiums                  12        13        36        39
    Loss on foreclosed real estate, net         64        13       168        96
    Intangible amortization                     11        11        31        35
    Loss on customer fraud                       -         -         -       430
    Other operating expenses                   520       549     1,622     1,684
                                           -------   -------   -------   -------
       Total operating expenses              2,999     2,948     9,045     9,190
                                           -------   -------   -------   -------

Income before income tax provision           1,203     1,241     3,590     3,665
Income tax provision                           234       300       672       755
                                           -------   -------   -------   -------
Net income                                 $   969   $   941   $ 2,918   $ 2,910
                                           =======   =======   =======   =======

Basic earnings per share (1)               $  0.33   $  0.32   $  0.99   $  0.99
Diluted earnings per share (1)             $  0.32   $  0.31   $  0.95   $  0.95

Balance Sheets - Unaudited
(In thousands, except share data)

                                                            June 30   September 30    June 30
                                                            -------   ------------    -------
                                                             2006         2005         2005
                                                           ---------    ---------    ---------
Assets:
    Cash and due from depository institutions              $   9,293    $   9,234    $   6,992
    Interest-earning demand deposits                             380          636          370
    Securities available-for-sale                            171,622      182,157      190,797
    Securities held-to-maturity                               94,146      105,316      111,790
    Loans receivable, net                                    419,072      346,076      325,752
    Loans held-for-sale                                            -          248           50
    Foreclosed real estate, net                                  423          789        1,274
    Federal Home Loan Bank stock, at cost                     10,325       12,215       12,254
    Accrued interest receivable                                3,437        3,113        3,305
    Office premises and equipment                              5,623        5,126        5,254
    Other assets                                              13,792       12,869       12,828
                                                           ---------    ---------    ---------
       Total assets                                        $ 728,113    $ 677,779    $ 670,666
                                                           =========    =========    =========

Liabilities and Stockholders' Equity:
Liabilities:
    Deposits                                               $ 419,916    $ 366,812    $ 367,135
    Short-term borrowings                                     69,913      111,141       90,641
    Long-term debt                                           169,360      136,035      145,607
    Subordinated notes payable                                10,310       10,310       10,310
    Securities sold under agreement to repurchase              9,282        6,674        7,968
    Advance payments by borrowers for taxes
       and insurance                                           3,759        1,425        3,002
    Other liabilities                                          3,888        3,333        3,715
                                                           ---------    ---------    ---------
       Total liabilities                                     686,428      635,730      628,378
                                                           ---------    ---------    ---------

Stockholders' equity:
    Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,562,151,
       3,533,632, and 3,514,709 shares issued                     36           35           35
    Treasury stock, 609,029, 587,955, and 587,955 shares     (10,205)      (9,808)      (9,808)
    Additional paid-in capital                                44,654       44,250       44,009
    Retained earnings                                         10,223        8,486        7,903
    Accumulated other comprehensive income,
       net of tax                                             (3,023)        (914)         149
                                                           ---------    ---------    ---------
       Total stockholders' equity                             41,685       42,049       42,288
                                                           ---------    ---------    ---------

       Total liabilities and stockholders' equity          $ 728,113    $ 677,779    $ 670,666
                                                           =========    =========    =========

Other Data:

                                                At or For the Three Month Period Ended
                                                                June 30,
                                                                --------
                                                          2006            2005
                                                        -------         -------
Annualized return on assets                              0.54%           0.57%
Annualized return on equity                              9.25%           9.03%
Equity to assets                                         5.73%           6.31%
Interest rate spread (tax equivalent)                    1.99%           2.19%
Net interest margin (tax equivalent)                     2.09%           2.33%
Non-interest expense to average assets                   1.67%           1.79%
Loan loss allowance to net loans                         0.63%           0.78%
Non-performing loans and real estate
    owned to total assets at end-of-period               0.52%           0.59%


                                                 At or For the Nine Month Period Ended
                                                               June 30,
                                                              ----------
                                                          2006            2005
                                                        -------         -------

Annualized return on assets                              0.55%           0.60%
Annualized return on equity                              9.27%           9.27%
Equity to assets                                         5.73%           6.31%
Interest rate spread (tax equivalent)                    2.03%           2.28%
Net interest margin (tax equivalent)                     2.13%           2.37%
Non-interest expense to average assets                   1.72%           1.88%
Loan loss allowance to net loans                         0.63%           0.78%
Non-performing loans and real estate
    owned to total assets at end-of-period               0.52%           0.59%

